UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):      July 31, 2014

PRIMERICA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34680	27-1204330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Primerica Parkway
Duluth, Georgia 30099

(Address of Principal Executive Offices)

(770) 381-1000
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 6, 2014, Primerica, Inc. (the “Company”) announced its results of operations for the quarter ended June 30, 2014. A copy of the press release is attached hereto as Exhibit 99.1.

The information provided pursuant to this Item 2.02, including Exhibit 99.1 in Item 9.01, is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, and shall not be incorporated by reference in any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except to the extent expressly set forth by specific reference in any such filings.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company presents certain non-GAAP financial measures.  Specifically, the Company presents adjusted direct premiums, other ceded premiums, operating revenues, operating income before income taxes, net operating income, adjusted stockholders’ equity and diluted operating earnings per share.  Adjusted direct premiums and other ceded premiums are net of amounts ceded to affiliates of Citigroup Inc. under coinsurance transactions that were executed concurrent with our initial public offering.  Operating revenues, operating income before income taxes, net operating income and diluted operating earnings per share exclude the impact of realized investment gains and losses for all periods presented. Operating income before income taxes, net operating income, and diluted operating earnings per share also exclude (1) for 2013, the impact of charges recorded for the potential settlement of claims made by certain Florida Retirement System (FRS) plan participants and (2) the expense associated with our IPO-related equity awards for all periods presented.  Adjusted stockholders’ equity excludes the impact of net unrealized gains and losses on invested assets for all periods presented.

We exclude these items because they are considered unusual and not indicative of our ongoing operations.  Our definitions of these non-GAAP financial measures may differ from the definitions of similar measures used by other companies.  Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.  Furthermore, management believes that these non-GAAP financial measures may provide users with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business.  These measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Reconciliations of non-GAAP to GAAP financial measures are included as attachments to the press release which has been posted in the “Investor Relations” section of our website at http://investors.primerica.com.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 31, 2014, the Company and its subsidiaries entered into certain agreements to effect the Regulation XXX reserve financing transaction that it had previously reported it was pursuing.  Specifically, on July 31, 2014, Vidalia Re, Inc. (“Vidalia Re”), a newly formed, wholly owned indirect subsidiary of the Company, entered into a Surplus Note Purchase Agreement (the “Surplus Note Purchase Agreement”) with Hannover Life Reassurance Company of America (Bermuda) Ltd. (“Hannover Bermuda”), Hannover Life Reassurance Company of America (“Hannover Re”), and BX8V8J, LLC (the “LLC”), a newly formed limited liability company owned by BX8V8J Member, Inc., a newly formed entity owned by a third party service provider that is not affiliated with the Company or Hannover Re.  Under the Surplus Note Purchase Agreement, Vidalia Re issued a surplus note with an initial principal amount of $170.4 million (the “Surplus Note”) to the LLC in exchange for a credit enhanced note from the LLC with an equal initial principal amount (the “LLC  Note”).  Both notes have a maturity date of December 31, 2029.  The LLC Note was issued to support certain obligations of Vidalia Re for a portion of reserves related to level premium term life insurance policies reinsured by Vidalia Re from Primerica Life Insurance Company (“PLIC”) under a coinsurance agreement between Vidalia Re and PLIC, effective as of July 31, 2014.  The principal amount of each note will change based on the amount of reserves being supported.  Hannover Re, the ultimate risk taker in the transaction, provides credit enhancement on the LLC Note in exchange for a fee.  The transaction is “non-recourse” to the Company and PLIC, meaning that neither of these companies have guaranteed the Surplus Note or are otherwise liable for the reimbursement of any credit enhancement payments required to be made.  In connection with the transaction, the Company has entered into support agreements under which it supports certain obligations of Vidalia Re, primarily the payment of fees to Hannover Re.

Under GAAP, the Company and Vidalia Re are not the primary beneficiaries of the LLC and therefore will not consolidate the LLC in their financial statements.  Accordingly, the Company will record the LLC Note as an invested asset and the equivalent Surplus Note as a debt obligation in its consolidated financial statements beginning in the quarter ending September 30, 2014.  In the absence of a credit enhancement payment from Hannover Re., which Vidalia Re would be required to reimburse through repayment of the surplus note, interest earned on the LLC Note will offset the interest owed on the Surplus Note and the net impact to the Company’s results of operations will be the expense incurred for the credit enhancement fee paid to Hannover Re.  The estimated average annual expense for the credit enhancement is approximately $1.4 million, after-tax, over the life of the agreements.  The expense is expected to be lower in the early years and higher as financed reserves increase over time.

Item 7.01	Regulation FD Disclosure.

On August 6, 2014, the Company posted to the “Investor Relations” section of its website certain supplemental financial information relating to the quarter ended June 30, 2014.  A copy of the supplemental financial information is attached hereto as Exhibit 99.2.

The information provided pursuant to this Item 7.01, including Exhibit 99.2 in Item 9.01, is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, and shall not be incorporated by reference in any filing made by the Company under the Exchange Act or the Securities Act, except to the extent expressly set forth by specific reference in any such filings.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated August 6, 2014 – Primerica Reports Second Quarter 2014 Results

99.2	Primerica, Inc. Supplemental Financial Information – Second Quarter 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2014	PRIMERICA, INC.

/s/ Alison S. Rand
Alison S. Rand
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 6, 2014 – Primerica Reports Second Quarter 2014 Results

99.2	Primerica, Inc. Supplemental Financial Information – Second Quarter 2014

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